UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 227-9770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 3, 2021, Agilent Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $850 million in aggregate principal amount of its 2.300% Senior Notes due 2031 (the “Notes”) in an underwritten public offering (the “Offering”). The Offering is expected to close on March 12, 2021, subject to customary closing conditions. The Underwriting Agreement contains customary representations and covenants and includes the terms and conditions of the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Notes will be issued pursuant to a base indenture, expected to be dated as of March 12, 2021, between the Company and Citibank, N.A., as trustee (the “Trustee”), as supplemented by a first supplemental indenture thereto, expected to be dated as of March 12, 2021, between the Company and the Trustee.

The Notes will be issued at a price to the public of 99.822% of their principal amount. The Notes will mature on March 12, 2031 and bear interest at a fixed rate of 2.300% per annum, payable semi-annually in arrears on March 12 and September 12 of each year, commencing on September 12, 2021. The Notes will be unsecured and will rank equally in right of payment with all of the Company’s other senior unsecured indebtedness.

The Notes are being offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-233593) filed with the Securities and Exchange Commission on September 3, 2019, as supplemented by the prospectus supplement, dated March 3, 2021. In connection with the Offering, the Company is filing the Underwriting Agreement as Exhibit No. 1.1 to this Current Report on Form 8-K. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Notes in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

On March 3, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 5, 2021, the Company elected to call for full redemption of its $300 million outstanding 3.20% Senior Notes due September 2022 (the “2022 Notes”) and a notice of redemption has been sent to all registered holders of the 2022 Notes. The redemption price for the 2022 Notes is equal to the present value of the remaining scheduled principal and interest payments on the notes (excluding interest accrued to, but not including, the redemption date), as determined in accordance with the supplemental indenture relating to the 2022 Notes, on the third business day prior to the redemption date, plus accrued and unpaid interest to, but excluding, April 5, 2021, which is the date of redemption.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 3, 2021, by and among the Company, Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press Release, dated March 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ P. Diana Chiu
Name:	P. Diana Chiu
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: March 5, 2021